Exhibit 99

From: Rick James (news media)
414-221-4444

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

August 1, 2006

Wisconsin Energy Corporation posts higher results in second quarter

MILWAUKEE - Wisconsin Energy (NYSE:WEC) reported net income from continuing operations of $59.7 million or 50 cents per share for the second quarter of 2006. This compares with net income from continuing operations of $56.8 million or 48 cents per share in the second quarter of 2005.

In this year's second quarter, the company recognized a one cent per share gain from the sale of its one-third interest in the Guardian Pipeline. In the second quarter last year, the company recorded a one-time gain of 14 cents per share because it was able to recognize state tax operating losses at the parent company level.

Continued cost control across the utility operations, the absence of a refueling outage at either of the company's nuclear units, and improved margins in the natural gas business more than offset the impact of milder weather in the second quarter.

Residential use of electricity was down 9.4 percent in this year's second quarter due to the milder weather. Consumption of electricity by large commercial and industrial customers was down 4.5 percent, while use of electricity by small commercial and industrial customers was basically flat relative to last year's levels.

At the end of June, the company was serving 11,236 more electric customers and 13,466 more natural gas customers than a year ago.

Second quarter 2006 revenues from continuing operations were $814.4 million compared with $788.5 million in the second quarter last year.

"We posted solid financial results in the first half of this year," said Gale Klappa, Wisconsin Energy's chairman, president and chief executive officer. "And our focus remains on generating high levels of customer satisfaction and world-class reliability at competitive prices."

Klappa noted that Wisconsin Energy customers set all-time records for electricity demand twice in July -- first on July 17 and again on July 31.

On July 17, demand reached 6,393 megawatts even though the company's largest industrial customer had significantly lower energy use that day because of scheduled maintenance at their facilities. On July 31, the company set a new all-time record of approximately 6,500 megawatts as a summer heat wave blanketed the region.

Earnings per share listed in this news release are on a fully diluted basis.

Conference Call
A conference call is scheduled for 1 p.m. Central time on Tuesday, Aug. 1, 2006. The presentation will review 2006 second quarter earnings and discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing (800) 289-0572 up to 15 minutes before the call begins. No pass code is required. Access also may be gained through the company's Web site (www.wisconsinenergy.com) by clicking on the icon for the "Second Quarter 2006 Earnings Release & Conference Call." In conjunction with this earnings announcement, Wisconsin Energy will post on its Web site a package of detailed financial information on its second quarter performance. The materials will be available at 7:30 a.m. Central time on Aug. 1. An archive of the presentation will be available on the Web site after the call. A replay of the audio presentation will be available for one week after the call. Dial 888-203-1112. The replay pass code is 2104429.

Wisconsin Energy Corporation (NYSE:WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than one million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's non-utility businesses include recycling and renewable energy and real estate development.

Wisconsin Energy Corporation (www.wisconsinenergy.com) has more than $10 billion of assets, 5,300 employees and approximately 56,000 stockholders of record.

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Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30

	2006	2005	2006	2005

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$814	$789	$2,061	$1,883

Operating Expenses
Fuel and purchased power	185	186	354	344
Cost of gas sold	129	142	610	553
Other operation and maintenance	290	269	588	523
Depreciation, decommissioning
and amortization	79	79	161	161
Property and revenue taxes	24	23	49	45

Total Operating Expenses	707	699	1,762	1,626

Operating Income	107	90	299	257

Other Income, Net	28	17	48	34

Financing Costs	43	42	88	84

Income From Continuing
Operations Before Income Taxes	92	65	259	207

Income Taxes	32	8	95	60

Income From Continuing Operations	60	57	164	147

Income From Discontinued
Operations, Net of Tax	3	5	5	5

Net Income	$63	$62	$169	$152

Earnings Per Share (Basic)
Continuing operations	$0.51	$0.49	$1.40	$1.26
Discontinued operations	0.03	0.04	0.04	0.04

Total Earnings Per Share (Basic)	$0.54	$0.53	$1.44	$1.30

Earnings Per Share (Diluted)
Continuing operations	$0.50	$0.48	$1.38	$1.24
Discontinued operations	0.03	0.04	0.04	0.04

Total Earnings Per Share (Diluted)	$0.53	$0.52	$1.42	$1.28

Weighted Average Common
Shares Outstanding (Millions)
Basic	117.0	117.0	117.0	117.0
Diluted	118.4	118.3	118.4	118.3

Dividends Per Share of Common Stock	$0.23	$0.22	$0.46	$0.44

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	(Unaudited)
	June 30, 2006	December 31, 2005

	(Millions of Dollars)
Assets

Property, Plant and Equipment
In Service	$8,960	$8,850
Accumulated depreciation	(3,373)	(3,289)

	5,587	5,561
Construction work in progress	888	597
Leased facilities, net	90	93
Nuclear fuel, net	113	112

Net Property, Plant and Equipment	6,678	6,363

Investments	1,069	1,080

Current Assets
Cash and cash equivalents	18	73
Accounts receivable	341	442
Accrued revenues	144	263
Materials, supplies and inventories	343	452
Assets held for sale	16	17
Other	126	130

Total Current Assets	988	1,377

Deferred Charges and Other Assets
Regulatory assets	1,039	1,026
Goodwill, net	442	442
Other	184	174

Total Deferred Charges and Other Assets	1,665	1,642

Total Assets	$10,400	$10,462

Capitalization and Liabilities

Capitalization
Common equity	$2,796	$2,680
Preferred stock of subsidiary	30	30
Long-term debt	3,026	3,031

Total Capitalization	5,852	5,741

Current Liabilities
Long-term debt due currently	225	496
Short-term debt	557	456
Accounts payable	278	418
Accrued liabilities	181	135
Other	156	142

Total Current Liabilities	1,397	1,647

Deferred Credits and Other Liabilities
Regulatory liabilities	1,388	1,373
Asset retirement obligations	364	356
Deferred income taxes - long-term	569	594
Other	830	751

Total Deferred Credits and Other Liabilities	3,151	3,074

Total Capitalization and Liabilities	$10,400	$10,462

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30

	2006	2005

	(Millions of Dollars)
Operating Activities
Net income	$169	$152
Income from discontinued operations, net of tax	(5)	(5)
Reconciliation to cash
Depreciation, decommissioning and amortization	166	173
Deferred income taxes and investment tax credits, net	(25)	17
Working capital and other	276	98

Cash Provided by Operating Activities	581	435

Investing Activities
Capital expenditures	(421)	(322)
Proceeds from asset sales	42	55
Other investing activities	(23)	(18)

Cash Used in Investing Activities	(402)	(285)

Financing Activities
Common stock issued (repurchased), net	(5)	(22)
Dividends paid on common stock	(54)	(52)
Change in debt, net	(176)	(91)
Other financing activities	1	-

Cash Used in Financing Activities	(234)	(165)

Change in Cash From Continuing Operations	(55)	(15)

Cash at Beginning of Period	73	36

Cash at End of Period	$18	$21

Supplemental Information - Cash Paid For
Interest (net of amount capitalized)	$111	$99
Income taxes (net of refunds)	$46	$100